AGREEMENT


This Agreement is signed on the date of April 26th, 2000

between:

      MENGYIN VVSI DIAMOND CO., LTD. a joint venture company incorporated under the laws of the People's Republic of China and having an office in Mengyin County, Shandong Province, People's Republic of China (hereinafter the "Company")

and

      FOREVER DIAMOND LIMITED, a company incorporated under the laws of British Virgin Islands, and having its legal address at Hong Kong, People's Republic of China (hereinafter "Purchaser")

Whereas the Company is producing diamonds in Mengyin County. Shandong Province, People's Republic of China;

Whereas the production is estimated at 100.000 carats of diamonds per year, and it would be convenient for the Company to have a stable purchaser of all its production.

Whereas the Purchaser has expressed the interest of purchasing and marketing of all the future production of the Company;


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Therefore, it is agreed that

1, The Company will grant to the Purchaser a right of first refusal on all the diamond production of the Company.

2, In the event that the Purchaser does not buy, from time to time, the diamonds offered by the Company, then the Company will have the right to offer it to a third party at the same or higher price that it was offered to the Purchaser but not lower.

3, The detailed terms will. be described later in a separate agreement.



/s/ Zhang Yu Lin                        /s/ Charles Villenuve
------------------------------------    -------------------------------------
Zhang Yu Lin                            Charles Villenuve
On behalf of Mengyin                    On behalf of Forever
VVS1 Diamond Co., Ltd.                  Diamond Limited


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